Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-238699 on Form S-3 and Registration Statement No. 333- 219982 on Form S-8 of our report dated March 12, 2020, relating to the 2019 and 2018 financial statements of Venator Materials PLC appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte LLP

Leeds, United Kingdom
February 26, 2021